EXECUTION COPY

3,000,000 Shares

ORMAT TECHNOLOGIES, INC.

Common Stock

AMENDED AND RESTATED UNDERWRITING AGREEMENT

October 23, 2007

LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Ormat Technologies, Inc., a Delaware corporation (the “Company”) and Lehman Brothers Inc. (the “Underwriter”) are parties to that certain Underwriting Agreement (the “Original Underwriting Agreement”) dated October 22, 2007 concerning the purchase of 3,000,000 shares (the “Stock”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) from the Company by the Underwriter. The Company and the Underwriter have agreed to make certain modifications to, and to amend and restate in its entirety, the Original Underwriting Agreement on the terms and conditions as set forth in this amended and restated underwriting agreement (the “Agreement”).

SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the Underwriter. As used in this Agreement:

(i) “Applicable Time” means 8:40 a.m. (New York City time) on the date of this Agreement;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Stock.

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(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein.

(e) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein.

(f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein.

(h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing

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Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus.

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j) The Company and each of its subsidiaries (as defined in Section 16) have been duly incorporated or formed, as applicable, and are validly existing as corporations, limited liability companies or partnerships, as applicable, in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or partnerships, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the general affairs, management, business, prospects, financial condition, revenues or expenses, properties, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company other than those listed on Schedule 2 hereto is a “significant subsidiary”, as such term is defined in Rule 405 of the Rules and Regulations.

(k) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus. All of the issued shares of capital stock, limited liability company interests or partnership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except in each case as otherwise set forth in the most recent Preliminary Prospectus and the Prospectus. Except for the Registration Rights Agreement (the “OIL Registration Rights Agreement”) dated November 10, 2004, between the Company and Ormat Industries Ltd., the Company has not, at any time, granted any preemptive rights, resale rights, rights of first refusal or similar rights with respect to its capital stock.

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(l) The shares of the Stock to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and the Stock will conform to the description of the material terms thereof contained in the most recent Preliminary Prospectus and the Prospectus under the caption “Description of Common Stock We May Offer”. Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriter will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the applicable state securities laws or by the New York Stock Exchange, Inc., if any, in connection with the purchase and distribution of the Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(o) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. With the exception of the OIL Registration Rights Agreement, the holders of outstanding shares of the Company’s capital stock are not entitled to preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase any shares of the Stock and there are no contracts, agreements or understandings between the Company and any person granting such person such preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase the Stock. Except (i) with respect to the Subscription Agreement (the “OIL Subscription Agreement”) dated October 22, 2007, by and

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among the Company and Ormat Industries Ltd., pursuant to which the Company has agreed to sell and Ormat Industries Ltd. has agreed to purchase 1,105,004 shares of Common Stock, subject to certain conditions and (ii) the options to purchase from the Company 855,210 shares of Common Stock, in the aggregate, granted to directors, officers and employees of the Company under the Company’s Ormat Technologies, Inc. 2004 Incentive Compensation Plan (the “2004 Plan”), there are no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue, or right to convert any obligations of the Company into or exchange any securities of the Company for shares of Capital Stock of or ownership interests in the Company.

(p) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulation D or S under the Securities Act other than (i) shares underlying options issued pursuant to the 2004 Plan and (ii) Common Stock to be sold under the OIL Subscription Agreement.

(q) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus; and, since such date, there has not been any change in the capital stock, limited liability company interests or partnership interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development reasonably likely to have a Material Adverse Effect, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus.

(r) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. There are no material off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that are reasonably likely to have a current or future material effect on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

(s) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the letters referred to in Section 7(i) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations. Except as described in the most recent Preliminary Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, since May 6, 2003, PricewaterhouseCoopers LLP has, to the best of the Company’s knowledge, not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

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(t) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries (including, without limitation, all geothermal resources held under lease) are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case, except as described in or contemplated by the most recent Preliminary Prospectus.

(u) The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(v) The leases (including, without limitation, all geothermal resources leases), easements, licenses, rights of way and other rights possessed by the Company and its subsidiaries provide the Company and its subsidiaries with all rights and property interests required to enable them to obtain, in all material respects, all services, materials (including, without limitation, geothermal resources) or rights (including, without limitation, access rights and rights to extract and develop such geothermal resources that may exist in the properties covered by such geothermal resources leases) required for the operation and maintenance of their operating projects, as contemplated by the most recent Preliminary Prospectus.

(w) Each of the power purchase agreements, transmission agreements, interconnection agreements, financing documents, leases and other agreements referred to in the most recent Preliminary Prospectus is a valid and binding agreement, enforceable against each party thereto in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) with respect to the Brawley power purchase agreement, is subject to approval of the California Public Utilities Commission and with respect to the Grass Valley power purchase agreement, the approval of Nevada Public Utilities Commission, both of which are pending, and, except as described in the most recent Preliminary Prospectus, the Company and any subsidiary of the Company are not in any material default, and have no knowledge of any material default of any of the counterparties thereto, under any such power purchase agreement, transmission agreement, interconnection agreement, financing document, lease or other agreement referred to in the most recent Preliminary Prospectus.

(x) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

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(y)   The Company conducts no business other than as described in the most recent Preliminary Prospectus (other than non-material business activities, which in the aggregate do not represent an investment expense in excess of $2 million, and business activities relating to the development of the Company’s solar power technology and potential involvement in solar energy generation projects, and to the application of its Recovered Energy Generation technology to the liquefied natural gas industry, which activities in the aggregate are not currently material to the Company’s business).

(z) The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, service names, trade names, trademark registrations, service mark registrations, copyrights, inventions, trade secrets, licenses and other intellectual property necessary for the conduct of their respective businesses (collectively, the “Intellectual Property”) and, other than with respect to Intellectual Property covered by licenses permitting Company, Ormat Industries Ltd. or OPTI Canada Inc. use, are not aware of any rights of third parties to any such Intellectual Property. The Company and its subsidiaries have no reason to believe that the conduct of their respective businesses conflict, infringe or misappropriate, or will conflict with, infringe or misappropriate, the intellectual property rights of others, and have not received any notice of any claim of conflict with, infringement or misappropriation of, the intellectual property rights of others. There is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of such Intellectual Property (and the Company and its subsidiaries are not aware of any facts which would form a reasonable basis for such claim). To the Company’s and its subsidiaries’ best knowledge: (a) there is no infringement by third parties of any such Intellectual Property and (b) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property or that interferes with the issued or pending claims of any such Intellectual Property. There is no prior art of which the Company or its subsidiaries is aware that may render any U.S. patent held by the Company or its subsidiaries invalid or any U.S. patent application held by the Company or its subsidiaries unpatentable, which has not been disclosed to the U.S. Patent and Trademark Office.

(aa) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(bb) Except as disclosed in the most recent Preliminary Prospectus, the Company and each of its subsidiaries possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business described in the most recent Preliminary Prospectus, except for such certificates, authorizations or permits that the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect and except for those not yet required to be obtained by the Company, which the Company intends to obtain in due course. The Company, and each of its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that would, individually or in the aggregate, have a Material Adverse Effect.

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(cc) There are no contracts or other documents, which are required to be described in the documents incorporated by reference into the most recent Preliminary Prospectus or filed as exhibits to such documents by the Securities Act or by the Rules and Regulations, which have not been described in such documents or filed as exhibits to such documents. Each contract, agreement or arrangement to which the Company or any of its subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, has been duly and validly authorized, executed and delivered by the Company or any of its subsidiaries, as the case may be; neither the Company nor any of its subsidiaries knows of any present condition or fact which would prevent compliance by the Company or any of its subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms; except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder other than in the ordinary course of business, and neither the Company nor any of its subsidiaries has any knowledge that any other party to any such contract, agreement or arrangement has any current intention not to render full performance as contemplated by the terms thereof.

(dd) Except as described in the most recent Preliminary Prospectus and except for a software development consulting contract between the Company and Yuval Bronicki involving compensation that does not exceed $100,000 annually, no relationships (including without limitation any loans or advances), direct or indirect, exists, nor has any transaction been entered into since January 1, 2001, between or among the Company and its subsidiaries on the one hand, and the directors, officers, shareholders of the Company or any subsidiary on the other hand. Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.

(ee) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which could reasonably be expected to have a Material Adverse Effect.

(ff) Each of the Company’s operating projects in the United States, other than the Puna Facility, is a “qualifying small power production facility” within the meaning of Section 3(17)(C) of the Federal Power Act, as amended (“FPA”) and a “qualifying facility” within the meaning of 18 C.F.R. §292.101(b)(1) that is eligible for the regulatory exemptions set forth in 18 C.F.R. Sections 292.601 and 292.602 from the FPA and from certain state laws and regulations.

(gg) Puna Geothermal Venture, L.P. is the owner of the Puna Facility and is an “exempt wholesale generator” as such term is defined in Section 1262(6) of the Public Utility Holding Company Act of 2005 (“PUHCA”).

(hh) The Company and its subsidiaries are eligible for an exemption from PUHCA.

(ii) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended,

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including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any “pension plan” subject to Title IV of ERISA (a “Title IV Plan”) (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any Title IV Plan or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(jj) The Company has filed all tax returns required to be filed through the date hereof (other than any tax returns not so required to be filed through the date hereof as a result of the existence of waiver or extension granted in connection with any such tax returns) and has paid all taxes shown to be due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

(kk) Since the date as of which information is given in the most recent Preliminary Prospectus through the date hereof, and except as may otherwise be disclosed in the most recent Preliminary Prospectus, the Company has not (i) issued or granted any securities (other than options issued pursuant to the 2004 Plan as described in the Prospectus), (ii) incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(ll) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(mm) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or other governing documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which

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it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise variance, special exception or other governmental authorization or permit or municipal government approval necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for such defaults, violations or failures to obtain as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) Neither the Company nor any of its subsidiaries, nor any director, officer, employee or other person acting on behalf of the Company or any of its subsidiaries nor, to the best of the Company’s knowledge, any agent or other person associated with the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo) Except as disclosed in the most recent Preliminary Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with respect to all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which is authorized pursuant to an applicable law or permit or which would not have or would not be reasonably likely to have, individually or in the aggregate with respect to all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(pp) Neither the Company nor any of its subsidiaries is, or, after giving effect to the offering and sale of the Stock and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” as defined in the Investment Company Act of 1940, as amended together with the rules and regulations promulgated thereunder (the “Investment Company Act”).

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(qq) Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Stock contemplated by this Agreement.

(rr) Except as disclosed in the most recent Preliminary Prospectus, neither the Company nor any subsidiary has abandoned (or intends to abandon) any of its operating projects.

(ss) Except with respect to the Desert Peak 1 plant, the material mechanical, electrical and other operating systems on and in the Company’s operating projects are in all material respects in good working order and repair relative to their time in service (ordinary wear and tear excepted) and are adequate in all material respects for the operation of the projects by the Company and its subsidiaries as described in the most recent Preliminary Prospectus.

(tt) Except as disclosed in the most recent Preliminary Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries in connection with the condemnation or appropriation of any of its operating projects.

(uu) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Registration Statement, and in the future, during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) as of the date hereof are effective in all material respects to perform the functions for which they were established.

(vv) The Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information except as disclosed in the most recent Preliminary Prospectus; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ww) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i) or 5(a)(vi).

(xx) The Stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc.

(yy) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described

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under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriter.

(zz) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(aaa) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except for certain restrictions contained in financing arrangements described in the most recent Preliminary Prospectus, or incorporated by reference therein.

(bbb) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ccc) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter in connection with the transaction contemplated hereunder shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,000,000 shares of the Stock to the Underwriter and the Underwriter agrees to purchase the number of shares of the Stock set forth opposite the Underwriter’s name in Schedule 1 hereto. The price of the Stock shall be $45.90 per share.

The Company shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date (as hereafter defined), except upon payment for all the Stock to be purchased on the Delivery Date as provided herein.

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SECTION 3. Offering of Stock by the Underwriter. Upon the release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

SECTION 4. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, 10036, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Stock to the Underwriter for the account of the Underwriter against payment to or upon the order of the Compan y of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Stock shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Stock, the Company shall make the certificates representing the Stock available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

SECTION 5. Further Agreements of the Company. (a) The Company covenants and agrees:

(i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) To furnish promptly to each of the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

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(iii) To deliver promptly to the Underwriter, without charge, such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (which consent shall not be unreasonably withheld);

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter;

(vii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

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(viii) As soon as practicable and, in any event, no later than 15 months after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(ix) For a period of three years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(x) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

(xi) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (i) Common Stock sold pursuant to the OIL Subscription Agreement and (ii) the Common Stock and securities convertible into or exchangeable for Common Stock issued pursuant to the 2004 Plan), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of Common Stock or securities convertible into or exchangeable for Common Stock pursuant to the 2004 Plan), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter; and to cause each of the Company’s directors as well as the officers and security holders of the Company listed on Schedule 3 hereto to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto;

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(xii) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus;

(xiii) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act;

(xiv) To comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

(b) The Underwriter agrees that the Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, (“Permitted Issuer Information”); provided that no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus.

SECTION 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any supplemental agreement among the Underwriter and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock (including related reasonable fees and expenses of counsel to the Underwriter); (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Underwriter and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6, in Section 8 and in Section 10, the Underwriter shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

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SECTION 7. Conditions of Underwriter’s Obligations. The respective obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Chadbourne & Parke LLP shall have furnished to the Underwriter their written opinion, as special U.S. counsel to the Company, addressed to the Underwriter and dated the Delivery Date, substantially in the form as set forth in Exhibit B-1 and Exhibit B-2, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Underwriter shall have received from White & Case LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Underwriter shall have received from Hale Lane Peek Dennison and Howard, special Nevada counsel for the Company, an opinion, dated such Delivery Date, with respect to those matters set forth in Exhibit C-1 and Exhibit C-2, and such additional matters and with such revisions as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

(f) The Underwriter shall have received from Davis Wright Tremaine, special California counsel for the Company, an opinion, dated the Delivery Date, with respect to those matters set forth in Exhibit D-1 and Exhibit D-2, and such additional matters and with such revisions as the Underwriter may reasonably require, and the Company shall have furnished to

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such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

(g) The Underwriter shall have received from Carlsmith Ball LLP, special Hawaii counsel for the Company, an opinion, dated the Delivery Date, with respect to those matters set forth in Exhibit E, and such additional matters and with such revisions as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

(h) The Underwriter shall have received from M. Seligman & Co., special Israel counsel for the Company, an opinion, dated the Delivery Date, with respect to those matters set forth in Exhibit F, and such additional matters and with such revisions as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

(i) At the time of execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter or letters, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Underwriter in connection with registered public offerings.

(j) With respect to the letter or letters of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date of the bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(k) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of either its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

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(i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(l) have been fulfilled; and

(ii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(l) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development that is reasonably likely to have a Material Adverse Effect otherwise than as set forth or contemplated in the most recent Preliminary Prospectus exclusive of any amendments or supplements as of the date hereof, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or any state authority or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis (other than any hostilities involving the United States and Iraq and Afghanistan existing on the date hereof) or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make

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it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

(o) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of White & Case LLP, counsel for the Underwriter, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus, excluding any amendments or supplements thereto, in light of the circumstances under which they were made) not misleading.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

SECTION 8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and

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shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.

(b) The Underwriter shall indemnify and hold harmless the Company, its officers who have signed the Registration Statement, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Underwriter by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not

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relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent the Underwriter and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear

23

to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Underwriter confirms and the Company acknowledges that (i) the statement with respect to the timing of the delivery of the Stock by the Underwriter set forth on the cover page of the Prospectus, (ii) the concession discussion in the first two paragraphs under the caption “Commission and Expenses” in the Underwriting section of the Prospectus and (iii) the bullet list of transactions appearing under the heading “Stabilization, Short Positions and Penalty Bids” in the Underwriting section of the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

SECTION 9. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 7(j) or 7(k), shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

SECTION 10. Reimbursement of Underwriter’s Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled (unless such non-fulfillment is due to any action or inaction by an Underwriter of its obligations hereunder), the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the

24

Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.

SECTION 11. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer at 980 Greg Street, Sparks, Nevada 89431 (Fax: 011-972-8-943-9901) with a copy to Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112 Attention: Noam Ayali, Esq. and Philip L. Colbran, Esq. (Fax: (212) 541-5369); provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its acceptance telex to the Underwriter, which address will be supplied to any other party hereto by the Underwriter upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on by the Underwriter.

SECTION 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreements of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 13. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be

25

different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 14. No Fiduciary Relationship. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the o ne hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with the offering and sale of the Stock.

SECTION 15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 16. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York applicable to agreements made and performed in the State of New York without regard to conflicts of laws provisions.

SECTION 18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

26

If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ORMAT TECHNOLOGIES, INC.
By
Name: Title:

27

Accepted:

By: LEHMAN BROTHERS INC.
By
Authorized Representative

SCHEDULE 1

Underwriter	Number of Shares of Stock to be Purchased
Lehman Brothers Inc.	3,000,000

SCHEDULE 2

LIST OF SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Name	State/Jurisdiction of Incorporation or Organization
Ormat Systems Ltd.	Israel
Ormat International Inc.	Delaware
Ormat Nevada Inc.	Delaware
Ormat Funding Corp.	Delaware
OrCal Geothermal Inc.	Delaware
OrHeber 1 Inc.	Delaware
ORMESA LLC	Delaware
Ormat Holding Corp.	Cayman Islands
Heber Field Company	California
Second Imperial Geothermal Company L.P.	California
Heber Geothermal Company	California
OrPower 4 Inc.	Cayman Islands
Ormat Momtombo Power Company	Cayman Islands
Orleyte Company	Cayman Islands
Ormat-Leyte Co. Ltd.	Philippines
Puna Geothermal Venture	Hawaii
OrPower 3 Inc.	Cayman Islands
Orzunil de Electricidad Limitada	Guatemala

SCHEDULE 3

LIST OF OFFICERS AND STOCKHOLDERS OF THE COMPANY REQUIRED TO SIGN

LOCK-UP AGREEMENTS

Name	Position
Ormat Technologies, Inc.	Stockholder
Yehudit Bronicki	CEO
Lucien Bronicki	Chairman and Chief Technology Officer
Yoram Bronicki	President and COO
Etty Rosner	Senior VP – Contract Administrator and Corporate Secretary
Connie Stechman	Vice President
Joseph Tenne	CFO
Amit Gorka	VP and Corporate Controller
Smadar Lavi	VP Corporate Finance and IR

Exhibit A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Shares”), of Ormat Technologies, Inc., a Delaware corporation (the “Company”), and that the Underwriter proposes to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exercisable or exchangeable for Common Shares (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period of 90 days after the date of the final Prospectus relating to the Offering (the “Lock-Up Period”).

The immediately foregoing paragraph shall not apply to (i) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case, that are made exclusively between and among the undersigned and members of the undersigned’s family for estate planning purposes (including family trusts, family corporations, family limited liability companies or family partnerships), or affiliates (as defined in Rule 144(a)(i) of the Securities Act of 1933, as amended) of the undersigned (including, but not limited to, its subsidiaries (if a corporation), its partners (if a partnership) or members (if a limited liability company)) or (ii) a bona fide pledge of the shares of any class of the Company’s capital stock, made in the ordinary course of business, for the sole purpose of obtaining financing for the undersigned, in the ordinary course of its business; provided, that it shall be a condition to any such transfer or pledge (or the foreclosure on any pledge of shares of the Company’s capital stock) that (i) the transferee/donee or pledgee agrees to be bound by the terms of this Lock-Up Letter Agreement to the same extent as if the transferee or pledgee were a party hereto (including, without limitation, with respect to any of the restrictions on the sale, transfer or other disposition of such capital stock received as a result of a foreclosure of any pledge of shares of such capital stock), (ii) no filing by any party (donor, donee, transferor, transferee or pledgee (upon creation of such pledge of shares or foreclosure of such pledge of shares) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer, distribution or pledge (or the foreclosure of such pledge of shares) (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), (iii) each party (donor, donee, transferor, transferee or pledgee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934) to make, and shall agree to not voluntarily make, any public announcement of the transfer, disposition or pledge (or the foreclosure of such pledge of shares) and (iv) the undersigned notifies Lehman Brothers’ Equity Capital Markets at least two business days prior to the proposed transfer, disposition or pledge (or foreclosure on such pledge of shares).

In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective on or before April 30, 2008, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[___________________________]
By:
Dated:

EXHIBIT B-1

[Form of Opinion and Disclosure Letter of Chadbourne & Parke LLP]

(1) The Company and each of its subsidiaries listed on Schedule A-1 hereto has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification and has all power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged.

(2) Each of the Company’s subsidiaries listed on Schedule A-2 hereto (the subsidiaries listed on Schedule A-l and A-2 hereinafter collectively, the “Opinion Subsidiaries”) has been duly formed, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign limited liability company in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification and has all power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged.

(3) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package. All of the outstanding shares of the Company’s Common Stock have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly and validly authorized and issued, and conform to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus. All of the issued shares of capital stock of each corporate Opinion Subsidiary of the Company, other than Western State Geothermal Company, a Delaware corporation (as to which we express no opinion), have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued shares of capital stock of each corporate Opinion Subsidiary of the Company are owned directly or indirectly by the Company, and, to the best of our knowledge, are, except as described in the most recent Preliminary Prospectus, owned free and clear of all liens, encumbrances, equities or claims.

(4) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable.

(5) Except as described in the most recent Preliminary Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Securities pursuant to the Company’s Second Amended and Restated Certificate of Incorporation or Second Amended and Restated By-Laws of the Company, each as amended to date, or any agreement or other instrument known to us.

(6) To the best of our knowledge and other than as set forth in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the

Exhibit B-1

Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect (as defined in the Underwriting Agreement); and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(7) The Registration Statement was declared effective under the Act as of January 31, 2006, the most recent Preliminary Prospectus and the Prospectus were filed with the Securities and Exchange Commission (the “Commission”) pursuant to and within the time period required by Rule 424(b) and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission.

(8) The statements contained in the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Common Stock We May Offer” and “United States Federal Income Tax Consequences to Non-U.S. Holders”, insofar as they describe U.S federal statutes, rules and regulations, constitute a fair summary thereof and the opinion of such counsel filed as Exhibit 5.1 to the Registration Statement is confirmed and the Underwriter may rely upon such opinion as if it were addressed to them.

(9) To the best of our knowledge, there are no contracts or other documents which are required to be described in the most recent Preliminary Prospectus, the Prospectus or filed as exhibits to the documents incorporated by reference therein by the Act or by the rules and regulations of the Commission which have not been described in the most recent Preliminary Prospectus, the Prospectus or filed as exhibits to documents incorporated by reference therein.

(10) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(11) The issue and sale of the Securities being delivered on the date hereof by the Company pursuant to the Underwriting Agreement and the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under: (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on Schedule B hereto, (ii) the Second Amended and Restated Certificate of Incorporation or the Second Amended and Restated By-Laws of the Company, each as amended to date, or the provisions of the respective certificates of incorporation or by-laws or organizational documents, as the case may be, of the Opinion Subsidiaries, each as amended to date, or (iii) any statute or any order, rule or regulation known to us of any New York or federal court or governmental authority having jurisdiction over the Company or the Opinion Subsidiaries or any of their properties or assets (provided, however, that for the purposes of this paragraph (iii) we express no opinion with respect to state securities laws or other anti-fraud laws, provided, further, that insofar as performance by the Company of its obligations under the Underwriting Agreement is concerned, we express no opinion as to the effects of any bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights on the enforceability of the Company’s obligations); and, except for the registration of the Securities under the Act and such consents, approvals,

Exhibit B-1

authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended, applicable state securities laws of the various states of the United States (as to which we express no opinion) and the New York Stock Exchange, Inc., if any, in connection with the purchase and distribution of the Securities by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such New York or federal governmental authority is required for the execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

(12) Except as described in the most recent Preliminary Prospectus, to the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(13) Neither the Company nor any Opinion Subsidiary is an “investment company” as defined in the Investment Company Act.

In rendering the above opinion, counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Such counsel shall also deliver an opinion or letter to the Underwriter, addressed to the Underwriter and dated the Delivery Date, in form and substance satisfactory to the Underwriter, to the effect that (x) such counsel has acted as special U.S. counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package, (y) (A) The Registration Statement, on the Effective Date and on the Delivery Date, and (B) the most recent Preliminary Prospectus and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained or incorporated by reference in or omitted from the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, and (z) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that:

(a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b) the Prospectus, as of its date and as of the Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

Exhibit B-1

(c) as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, when considered with the price of the Stock and the number of shares offered included on the cover page of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the most recent Preliminary Prospectus. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus (other than as set forth in clause (10) above).

Exhibit B-1

Schedules A-1 and A-2

List of Opinion Subsidiaries	Jurisdiction
Schedule A-1

OrCal Geothermal Inc.	Delaware
Orda III, Inc.	Delaware
Orda IV, Inc.	Delaware
Orda V, Inc.	Delaware
Orda 6, Inc.	Delaware
Orda 7, Inc.	Delaware
Orda 8, Inc.	Delaware
Orda 9, Inc.	Delaware
Orda 10, Inc.	Delaware
Orda Services, Inc.	Delaware
OREG 1, Inc.	Delaware
OREG 2, Inc.	Delaware
OREG 3, Inc.	Delaware
OREG 4, Inc.	Delaware
OrHeber 1, Inc.	Delaware
OrHeber 2, Inc.	Delaware
OrHeber 3, Inc.	Delaware
OrMammoth Inc.	Delaware
Ormat Atlantic, Inc.	Delaware
Ormat Funding Corp.	Delaware
Ormat Inc.	Delaware
Ormat International, Inc.	Delaware
Ormat Nevada Inc.	Delaware
Ormat Pacific, Inc.	Delaware
Ormat Power Inc.	Delaware
PGV II, Inc.	Delaware
Steamboat Development Corp.	Delaware
Western States Geothermal Company	Delaware

Exhibit B-1

Schedule A-2

GeoDrill LLC	Delaware
OPC LLC	Delaware
Ormesa LLC	Delaware
ORNI 1 LLC	Delaware
ORNI 2 LLC	Delaware
ORNI 3 LLC	Delaware
ORNI 4 LLC	Delaware
ORNI 5 LLC	Delaware
ORNI 6 LLC	Delaware
ORNI 7 LLC	Delaware
ORNI 8 LLC	Delaware
ORNI 10 LLC	Delaware
ORNI 11 LLC	Delaware
ORNI 12 LLC	Delaware
ORNI 13 LLC	Delaware
ORNI 14 LLC	Delaware
ORNI 15 LLC	Delaware
ORNI 16 LLC	Delaware
ORNI 17 LLC	Delaware
ORNI 18 LLC	Delaware
ORNI 19 LLC	Delaware
ORNI 20 LLC	Delaware
ORNI 21 LLC	Delaware
OrPuna LLC	Delaware
Steamboat Geothermal LLC	Delaware
Steamboat Hills LLC	Delaware

EXHIBIT B-2

[Form of Federal Regulatory and Permitting Opinion of Chadbourne & Parke LLP]

(1) Except as noted below, as of the date of this Opinion, the Permits on Schedule A are all of the Permits presently required under the Covered Laws of the United States of America for the ownership, use or operation of the Facilities. Except and only to the extent qualified or limited expressly herein or as noted on Schedule A, (i) each Permit identified on Part I of Schedule A has been duly obtained by, or assigned to, the current owner or operator of the respective Facility, is in full force and effect in solely the name of the current owner or operator of the respective Facility, is final and is not subject to any appeals or further proceedings that may result in material adverse modification, suspension, or revocation, and all applicable administrative and judicial appeal periods have expired, and (ii) each Permit identified in Part II of Schedule A is not currently required under Covered Laws, given the Facilities’ current state of construction, testing or operation. We have no reason to believe that the Permits identified in Part II of Schedule A will not be timely obtained in the ordinary course of business without material expense or delay prior to the time the owner or operator of the respective Facility is required to obtain such Permits for the ownership, use or operation of the Facilities.

(2) Each of the Facilities other than the Puna Facility is a “qualifying small power production facility” within the meaning of Section 3(17)(C) of the Federal Power Act, as amended (“FPA”), and a “qualifying facility” within the meaning of 18 C.F.R. § 292.101(b)(l). None of the Facilities, other than the Puna Facility, will, solely as a result of the execution and delivery of the Underwriting Agreement, the filing of the Prospectus and the Prospectus Supplement with the Securities and Exchange Commission, and the consummation of the transactions contemplated thereby, cease to be a “qualifying small power production facility” within the meaning of Section 3(17)(C) of the FPA and a “qualifying facility” within the meaning of 18 C.F.R. § 292.101(b)(1). The Facilities, other than the Puna Facility, qualify for all of the exemptions from the FPA, Public Utility Holding Company Act of 2005, as amended (“PUHCA 2005”), and certain state laws and regulations provided under 18 C.F.R § 292.601 and 292.602.

(3) The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not require any filing with, or consent, authorization, or approval by, the Federal Energy Regulatory Commission under the FPA or the Public Utility Regulatory Policies Act of 1978, as amended (“PURPA”).

(4) The Puna Facility is owned by an “exempt wholesale generator,” as such term is defined in PUHCA 2005. The Puna Facility will not, solely as a result of the execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby, cease to be owned by an “exempt wholesale generator,” as such term is defined under PUHCA 2005.

(5) Each of the Company and the owners of the Facilities is not subject to and will not, solely as a result of the execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby, be subject to regulation (i) by any agency of the Government of the United States as an “electric utility company,” a “gas utility company,” a “holding company,” a “subsidiary company” of a “holding company,” an “affiliate” of a “holding company,” or an “associate company,” as such terms are defined under PUHCA 2005 or (ii) other than the Puna Facility, as a matter of federal law, under the law of any state respecting the rates or the financial or organizational regulation of electric utilities.

EXHIBIT C-1

[Form of Opinion of Hale Lane Peek Dennison and Howard]

(1) Brady is a general partnership duly formed and existing under the laws of the State of Nevada. Based solely on our review of the Brady Partnership Agreement and the Brady Certificate, ORNI 1 and ORNI 2 are the sole general partners of Brady.

(2) Each of the Material Project Documents to which Brady is a party constitutes a legally valid and binding obligation of Brady, enforceable against Brady in accordance with its terms.

(3) Each of the Material Project Documents to which Steamboat Geothermal is a party constitutes a legally valid and binding obligation of Steamboat Geothermal, enforceable against Steamboat Geothermal in accordance with its terms.

(4) Each of the Material Project Documents to which SDC is a party constitutes a legally valid and binding obligation of SDC, enforceable against SDC in accordance with its terms.

(5) Each of the Material Project Documents to which Ormat Nevada is a party constitutes a legally valid and binding obligation of Ormat Nevada, enforceable against Ormat Nevada in accordance with its terms.

(6) Each of the Material Project Documents to which ORNI 6 is a party constitutes a legally valid and binding obligation of ORNI 6, enforceable against ORNI 6 in accordance with its terms.

(7) Each of the Material Project Documents to which ORNI 7 is a party constitutes a legally valid and binding obligation of ORNI 7, enforceable against ORNI 7 in accordance with its terms.

(8) Each of the Material Project Documents to which Western States is a party constitutes a legally valid and binding obligation of Western States, enforceable against Western States in accordance with its terms.

(9) Each of the Material Project Documents to which Steamboat Hills LP (formerly Yankee Caithness Joint Venture, L.P.) or Yankee Caithness Joint Venture is a party constitutes a legally valid and binding obligation of Steamboat Hills, LLC enforceable against Steamboat Hills, LLC in accordance with its terms.

(10) Each of the Material Project Documents to which ORNI 3 is a party constitutes a legally valid and binding obligation of ORNI 3, enforceable against ORNI 3 in accordance with its terms.

(11) The issuance and sale of the Stock being delivered on the delivery date by the Company pursuant to the Underwriting Agreement and the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a

Exhibit C-1

default under, any Material Project Document, nor will such actions result in any violation of the provisions of the Brady Partnership Agreement or any statute, or to our actual knowledge, any order, rule or regulation of any Nevada or federal court or governmental authority having jurisdiction over the Project Companies or any of their properties or assets.

EXHIBIT C-2

[Form of Permitting Opinion of Hale Lane Peek Dennison and Howard]

(1) As of the date of this opinion letter, there are no material Permits (as defined below) required under current Covered Laws (as defined below) that are necessary, or need to be obtained, by Steamboat Geothermal in connection with the ownership, use or operation of the Steamboat 1/1A Facility, by SDC in connection with the ownership, use and operation of the Steamboat 2/3 Facility, by Brady in connection with the ownership, use or operation of the Brady Facility, by Steamboat Hills, LLC in connection with the ownership, use or operation of the Steamboat Hills Facility, or by ORNI 7 in conjunction with the ownership, use or operations of the Burdette Facility, other than the Permits listed on Permit Schedule A. Except as qualified or limited expressly herein or as noted on Permit Schedule A, each Permit identified on Permit Schedule A has been duly obtained by, or assigned to, Steamboat Geothermal, SDC, Brady, Steamboat Hills or ORNI 7, as applicable, is in full force and effect in solely the applicable owner or operator’s name, is final and is not subject to any appeals or further proceedings or subject to any unsatisfied condition that may allow material modification, suspension, or revocation, and all applicable administrative and judicial appeals periods have expired.

(2) The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any material Permits under the Covered Laws or (ii) violate any provision of the Covered Laws or any rule or order issued by any state or local governmental agency in Nevada that has jurisdiction to regulate the Nevada Facilities, Steamboat Geothermal in connection with the ownership, use or operation of the Steamboat 1/1A Facility, SDC in connection with the ownership, use or operation of the Steamboat 2/3 Facility, Brady in connection with the ownership, use or operation of the Brady Facilities, Steamboat Hills, LLC in connection with the ownership, use or operation of the Steamboat Hills Facility, ORNI 7 in connection with the ownership, use or operation of the Burdette Facility.

(3) The Company, Steamboat Geothermal, SDC, Brady, Steamboat Hills, LLC and ORNI 7 will not become subject to regulation under the Covered Laws as a result of the consummation of the transactions contemplated by the Underwriting Agreement beyond such regulation under the Covered Laws to which the Company, Steamboat Geothermal, SDC, Brady, Steamboat Hills, LLC or ORNI 7 were subject prior to the consummation of the transactions contemplated by the Underwriting Agreement.

EXHIBIT D-1

[Form of Opinion of Davis Wright Tremaine]

(1) Mammoth-Pacific L.P. and Second Imperial Geothermal Company are limited partnerships duly formed and validly existing under the laws of California; Heber Field Company and Heber Geothermal Company are general partnerships under the laws of California; and each of them has all power and authority under its partnership agreement and applicable law necessary to own or hold its respective properties and conduct the businesses in which to our knowledge it is engaged.

(2) The issuance and sale of the Stock pursuant to the Underwriting Agreement and the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on Schedule B hereto, nor will such actions (i) result in any violation of the provisions of the respective partnership agreements of the Project Companies, each as amended to date; or (ii) violate any provision of the Covered Laws or, to our knowledge, any rule or order issued by any state or local governmental regulatory agency in California that has jurisdiction under the Covered Laws to regulate the California Facilities, the Steam Field and the Project Companies; and the power purchase agreements, interconnection agreements, transmission service agreements and lease agreements listed in Schedule B that are governed by California law are valid and binding obligations of the respective Project Companies or Ormesa LLC, as the case may be, enforceable against the respective Project Companies or Ormesa LLC in accordance with their respective terms.

EXHIBIT D-2

[Form of Permitting Opinion of Davis Wright Tremaine]

(1) Except as noted below, as of the date of this Opinion, the Permits on Schedule A are all of the Permits presently required under the Covered Laws for the ownership, use or operation of any of the California Facilities or the Steam Field. Except and only to the extent qualified or limited expressly herein or as noted on Schedule A, each Permit identified on Schedule A, Part I has been duly obtained by, or assigned to, the owner or operator of the respective California Facility or the Steam Field, is in full force and effect in the name of the owner or operator of the respective California Facility or the Steam Field, is final and is not subject to any appeals or further proceedings, and all applicable administrative and judicial appeal periods for the initial granting of such Permit have expired. Each Permit identified in Part II of Schedule A is not currently required under Covered Laws, given the respective California Facility or the Steam Field’s current state of construction, testing or operation. We have no reason to believe that the Permits identified in Part II of Schedule A will not be timely obtained in the ordinary course of business prior to the time the owner or operator of the respective California Facility or the Steam Field is required to obtain such Permits for the ownership, use or operation of the California Facilities or the Steam Field.

(2) The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any material Permits under the Energy Laws; (ii) violate any provision of the Energy Laws or, to our knowledge, any rule or order issued by any state or local governmental regulatory agency in California that has jurisdiction to regulate the California Facilities, the Steam Field and any of the Project Companies under the Energy Laws; or (iii) subject the Company or the Project Companies to regulation under the Energy Laws beyond such regulation under the Energy Laws to which the Company or any of the Project Companies were subject prior to the consummation of the transactions contemplated by the Underwriting Agreement.

EXHIBIT E

[Form of Opinion of Carlsmith Ball LLP]

(1) PGV is a Hawaii general partnership duly formed, validly existing and in good standing under the laws of the State of Hawaii and has all requisite power and authority necessary to own or hold its properties and conduct the business in which it is engaged.

(2) The issuance and sale of the Company’s Common Stock being delivered on a Delivery Date by the Company pursuant to the Underwriting Agreement and the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument listed in Schedule B.

(3) As of the date of this Opinion and under the current plan for operation of the PGV Facility, there are no material Permits (as defined below) required under the Covered Laws (as defined below) that are necessary, or to be obtained by PGV, in connection with the construction, testing, interconnection, ownership, use, operation and maintenance of, the transmission of electricity for, and the generation and sale of electricity related to the PGV Facility, other than the Permits described in Schedule A. Except as qualified or limited expressly herein or as noted on Schedule A, each Permit identified on Schedule A has been duly obtained by, or assigned to, PGV, is in full force and effect in solely the name of PGV as the owner or operator of the PGV Facility, is final and is not subject to any appeals or further proceedings or subject to any unsatisfied condition that may allow material modification, suspension or revocation, and all applicable administrative and judicial appeal periods have expired. There are no proceedings pending or, to the best of our knowledge after due inquiry, threatened which may result in a reversal, rescission, termination, modification or suspension of any Permit on Permit Schedule A.

(4) The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any Permits under the Covered Laws or (ii) violate any provision of the Covered Laws or any rule or order issued by any United States of America governmental regulatory agency under any federal law in the Covered Laws or by any State of Hawaii or County of Hawaii governmental regulatory agency in the State of Hawaii that has jurisdiction to regulate the PGV Facility and PGV (collectively, a “Governmental Authority”).

(5) The Company and PGV will not become subject to regulation under the Covered Laws as a result of the consummation of the transactions contemplated by the Underwriting Agreement beyond such regulation under the Covered Laws to which the Company and PGV were subject to prior to the consummation of the transactions contemplated by the Underwriting Agreement.

(6) The Power Purchase Contract, as amended, and the Transmission Line Agreement related to the PGV Facility (as specifically identified as documents 1 through 8 in Schedule B) are valid and binding obligations of PGV enforceable against PGV in accordance with their respective terms. All necessary Permits related to such Power Purchase Contract, as amended, and the Transmission Line Agreement for the PGV Facility are final and are not subject to any

Exhibit E

appeals or further proceedings or subject to any unsatisfied condition that may allow material modification, suspension or revocation, and all applicable administrative and judicial appeal periods have expired.

EXHIBIT F

[Form of Opinion of M. Seligman & Co.]

(1) OSL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Israel, and has all power and authority necessary under its Memorandum of Association and its Article of Association to own or hold its respective properties and conduct the businesses in which it is engaged.

(2) All of the issued shares of capital stock of OSL have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by Ormat Tech.

(3) The issue and sale of the shares of stock being delivered on the Delivery Date, as defined in the Underwriting Agreement, by Ormat Tech pursuant to the Underwriting Agreement and the execution, delivery and performance of Ormat Tech’s obligations under the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the Relevant Documents.